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                                                                EXHIBIT  10.1(a)


                                AMENDMENT NO. 1
                                       to
                              EMPLOYMENT AGREEMENT
                               _________________



          This is Amendment No. 1, dated as of July 23, 1997, to the Employment Agreement made and entered as of April 28, 1997, by and between National Media Corporation (the "Company"), a Delaware Corporation, and Constantinos I. Costalas (the "Executive").

          In consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

1. Section 10(a)(i) of the Employment Agreement is amended to read in its entirety as follows:

               "(i)  The Executive shall receive an immediate lump sum payment
          (within     thirty (30) days following the Termination of Employment), of three (3) years' Base Salary at the then current amount;"

2. Section 10(b) of the Agreement is amended to read in its entirety as follows:

               "(b)  If a Termination of Employment does not occur within thirty
          (30) days following the Change in Control, then the Term of this Agreement shall be automatically renewed for a three (3) year period commencing on the date of the Change in Control, in which case all of the terms and conditions of this Agreement shall remain in full force and effect until the end of such Term."


          IN WITNESS WHEREOF, this Amendment No. 1 to the Employment Agreement has been executed by the Executive and, on behalf of the Company, by its duly authorized officers and approved by its Compensation Committee as of the date first above written.



Attest:                                 NATIONAL MEDIA CORPORATION


_______________________________         By:________________________________
Secretary                               Frederick S. Hammer, Chairman


                                        ________________________________
                                        Constantinos I. Costalas
APPROVED:


By____________________________
  Jon W. Yoskin, II, Director,
  Chairman of the Compensation
  Committee of the Board of
  Directors